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                                                                Exhibit 10.90




                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of the 12th day of August, 1994 (the "Loan Agreement"), is by and among

         PATTEN HOMES, INC., a Delaware corporation, (the "Borrower") with a place of business in Cabarrus County, North Carolina;

         PATTEN CORPORATION, a Massachusetts corporation, (the "Guarantor") with its principal place of business in Boca Raton, Florida; and

         BRANCH BANKING AND TRUST COMPANY, a banking corporation organized and existing under the laws of the State of North Carolina with offices in Charlotte, North Carolina (the "Bank")

RECITALS

     A. The Borrower has applied to the Bank for a line of credit in a principal amount of up to $5,000,000 (the "Loan" or "Line of Credit") to be advanced by the Bank pursuant to the terms hereof.

     B. The Borrower will use the proceeds of the loan to acquire lots from Guarantor and to construct single family residences on land in Cabarrus County, North Carolina and known as "Bradford Park" subdivision (the "Project"), or for other purposes approved by Bank.

     C. The Bank is willing to make the loan described hereinabove based on the terms and conditions set forth in this Loan Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

                                   ARTICLE I

                                  Definitions

              1.1    For the purposes hereof:

              (a) "Advance Note" means each promissory note of the Borrower dated as of the date of each Deed of Trust in favor of the Bank in the principal amount requested by the Borrower to finance construction of the Improvements for each separately described and subdivided lot, as well as any promissory note or notes issued by the Borrower in substitution, replacement, extension, amendment or renewal of any such promissory note or notes;

              (b) "Closing Date" means the date as of which this Loan Agreement is executed by the Borrower and the Bank;

              (c) "Completion Date" means the date upon which the Bank has received evidence satisfactory to it that the Improvements described in each Deed of Trust have been completely installed in accordance with the Plans and certificates of completion have been issued by the General Contractor or by an individual acceptable to the Bank;

              (d) "Construction Inspector" means an architectural or engineering firm or a Bank employee acceptable to the Bank, to be engaged by the Bank at the Borrower's expense as provided herein to perform various services on behalf of the Bank including examination of the Plans and changes thereto,
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              examination of cost break-downs and estimates, periodic
         inspections on the Bank's behalf, and advising and rendering periodic reports to the Bank concerning the same; provided that the Bank reserves the right to designate an independent construction inspector if necessary in the Bank's sole opinion;

              (e) "Deed of Trust" means the deed of trust and security agreement dated as of the date of each corresponding Advance Note executed by the Borrower for the benefit of the Bank securing the portion of the Land and fixtures more particularly described therein;

              (f) "Event of Default" shall have the meaning given to such term in Article VII hereof;

              (g) "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

              (h) "Guaranty" means the guaranty dated as of the Closing Date pursuant to which the Guarantor guarantees payment of the Loan as described and pursuant to the terms and provisions contained therein;

              (i) "Governmental Authorities" means any governmental (including health and environmental) office, officer or official whose consent or approval is required as a prerequisite to the commencement of the grading or other development of the Land or to the commencement of the construction of the Improvements or to the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained;

              (j) "Improvements" means all improvements placed on the Land by the Borrower in connection with its development, as will be described in the Plans;

              (k) "Indebtedness" means, with respect to any Person, all indebtedness of such Person for borrowed money, all indebtedness of such Person for the acquisition of property other than purchases of products or merchandise in the ordinary course of business, indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all contingent liabilities required to be presented in the financial statements of such Person in accordance with Generally Accepted Accounting Principles, all leases and other items which in accordance with Generally Accepted Accounting Principles are classified as capitalized leases or liabilities, respectively, on a balance sheet and all liabilities and obligations of the Borrower to make contributions to all employee benefit Plans which it maintains under Title IV of ERISA;

              (l) "Land" shall mean the land in Cabarrus County, North Carolina and known as "Bradford Park" subdivision. In addition, depending on the context, Land, where used herein, may refer to the individual lot secured by a Deed of Trust given in connection with an Advance Note.

              (m) "Loan Documents" means this Loan Agreement, each Advance Note, each Deed of Trust, the Guaranty, and all other documents as required by the Bank, as the same may be amended and modified from time to time;

              (n)    "Maturity Date" means June 30, 1995;

              (o) "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agent, instrumentality or political subdivision thereof;

              (p) "Plans" means plans and specifications for the development of the Land and the construction and installation of the Improvements prepared by an engineer or other professional approved by the Bank, and including such amendments thereto as may from time to time be made by Borrower and approved by the Bank, and incorporated herein by reference;





                                       2.
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              (q)    "Prime Rate" or "Bank's Prime Rate" means the rate of
         interest per annum publicly announced by the Bank in Charlotte, North Carolina as its prime lending rate in effect from time to time, which rate is not necessarily the best or lowest rate offered by the Bank;

              (r) "Property" means the collective reference to the Improvements and the Land as described herein; and

                                   ARTICLE II

                                    The Loan

     2.1       Loan Terms.

              (a) Subject to the terms and conditions of this Loan Agreement, and for the purpose set forth in Recital B hereof, the Bank will lend and the Borrower will borrow up to a principal sum of $5,000,000, such borrowing to be evidenced by this Loan Agreement, and each Advance Note. Disbursements under an Advance Note may only be used to acquire Lots and construct improvements on the Land described in each Deed of Trust given to secure that Advance Note.

              (b) The principal balance outstanding from time to time under this Loan Agreement and each Advance Note shall bear interest at a variable rate ("Variable Interest Rate") equal to the Prime Rate plus three quarters of one percent (.75%) per annum. The interest rate hereunder shall change as of the same date the Prime Rate changes. Interest shall be computed on the basis of a 360-day year on the actual number of days the principal is outstanding during the interest period.

              (c) Accrued interest outstanding on each Advance Note only shall be payable monthly on the first day of each month following the Closing Date. Principal and accrued interest outstanding on each Advance Note shall be repayable in full one year after the closing date of each Advance Note.

              (d) Borrower may prepay the outstanding Loan balance, in whole or in part, at any time from time to time and in any appropriate place without prepayment fee or penalty.

              (e) Until repaid, the maximum amount of each Advance Note shall be reserved against and act as a reduction of the credit available under the Line of Credit. Subject to this credit availability, the Borrower may not have more than 25 residences under construction at the Property at any one time, the construction of which is being financed by the Line of Credit. No more than 8 of the 25 residences under construction at the Property at any one time by the Borrower may be built on a speculative basis (i.e., without a signed sales contract containing only standard contingencies).

              (f) An origination fee of one half of one percent of the maximum principal amount of each Advance Note will be payable by the Borrower to the Bank at the closing of each Advance Note. In the event of extension of the time of maturity of any of the Advance Notes, then each such extension shall require the payment of a fee of one half of one percent of the outstanding principal balance of the Advance Note.

     2.2 Disbursements. The Bank agrees that it will from time to time until the Maturity Date, and so long as the Borrower is not in default under any of the Loan Documents, but not more frequently than once a month, disburse Loan proceeds for each Advance Note to the Borrower. The conditions set forth in Article III hereof must be satisfied before the Bank will make the first advance or disbursement for each Advance Note. The conditions set forth in
Section 4.1 hereof must be satisfied before the Bank will make each subsequent disbursement or advance, and the conditions set forth in Section 4.2 hereof must be satisfied, in addition to the conditions in Section 4.1, before the final disbursement or advance will be made for each Advance Note. Waiver of a condition for any one disbursement shall not constitute a waiver of that condition for any future disbursements or for any other Advance Note.





                                       3.
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     2.3       Draw Requests. Prior to each Loan disbursement by the Bank, the
Borrower must submit to the Bank:

              (a) A Draw Request in format acceptable to Bank for each Advance Note for which funds are requested, which shall include information acceptable to Bank regarding the disbursement, its intended uses and the status of construction.

              (b) Upon request of the Bank, a Draw Request shall include originals of AIA Documents G702 and AIA Document G703.

                 Inspections may be made of the Property each month during the term of the Loan by qualified construction experts selected by Bank. Additional inspections may be made as determined by the Bank in its sole discretion.

     2.4 Disbursement Amount. Following a request by Borrower for a Loan disbursement under an Advance Note, the Bank shall determine the amount of the disbursement it will make in accordance with the following standards:

                 Disbursements under each Advance Note will be made in an amount equal to the percentage of the amount of work completed on the portion of the Land described in the Deed of Trust securing the Advance Note minus the amounts of previous disbursements on such Advance Note and required equity. The amount advanced under each Advance Note shall not exceed eighty percent (80%) of the appraised value of any pre-sold lots and improvements and seventy-five percent (75%) of the appraised value of any lots and improvements built on a speculative basis.

     2.5 Value of Work in Place. The value of work and material in place at any time shall be determined by the Bank in its reasonable discretion and shall be binding on Borrower.

     2.6 Loan Disbursements. All Loan disbursements are to be made at the Charlotte office of the Bank located at 200 South Tryon Street or at such other place as the Bank may designate and shall be made by depositing same in Borrower's account with the Bank or by the Bank's official check, or such other method to which the parties may mutually agree.

     2.7 Equity Requirements. If the Bank at any time determines in its reasonable discretion that the Loan proceeds remaining to be disbursed scheduled to be made after that time are not sufficient to pay the cost of developing the land and installing the Improvements as described in Borrower's Plans approved by the Bank, the Bank shall have the option of requiring the Borrower to deposit with the Bank funds from other sources sufficient to cover the resulting deficit before the Bank will disburse any additional Loan proceeds. Such funds shall be advanced as construction progresses in accordance with this Loan Agreement before any or any additional Loan disbursements are made.

     2.8 Option to Pay Contractors. After an Event of Default or upon request by the Borrower to the Bank, the Bank may make all Loan disbursements directly to the General Contractor or any unpaid subcontractor, laborer or material supplier providing labor, services or materials in connection with the installation of the Improvements, and the execution of this Loan Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so disburse the funds. No further direction or authorization from Borrower shall be necessary to warrant such direct disbursements and all such disbursements shall be secured by each Deed of Trust as fully as if made to Borrower, regardless of the disposition thereof by the General Contractor, any subcontractor, laborer or material supplier so paid.





                                       4.
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                                  ARTICLE III

                   Conditions Precedent to First Disbursement

         The Bank shall not be obligated to make the first Loan disbursement for any Advance Note until all of the following conditions have been satisfied by proper evidence, execution and/or delivery to the Bank of the following items, all in form and substance satisfactory to the Bank and the Bank's counsel:

     3.1 Note. An Advance Note as described in Article I hereof evidencing the terms of the Loan.

     3.2 Deed of Trust. The Deed of Trust which shall be of first lien or title priority on that subdivided portion of the Property where the Improvements are to be constructed with the proceeds of such Advance Note, for the full amount of the Loan and shall also be a security agreement securing all fixtures thereon. The recorded document shall be submitted to the Bank as soon as possible after recording.

     3.3       Guaranty. The Guaranty executed by the Guarantor.

     3.4 Title Policy. A standard ALTA mortgagee policy as to the Property, from a company or from companies approved by the Bank V providing coverage for the full principal amount of the Advance Note and containing no title exceptions for matters of survey or exceptions not approved by the Bank.

     3.5 Title Exceptions. Copies of all recorded documents creating exceptions to the Title Policy.

     3.6       Survey.

     (a) One copy of a recent survey of the Land, signed and certified by a registered engineer or land surveyor acceptable to the Bank. Such survey shall show all boundaries of the Land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all existing improvements and of all easements, private drives, roadways, encroachments, utility and transmission lines, and shall show the distances to, and names of the nearest intersecting streets, and other facts in any way affecting the Land, and shall show such other details as the Bank may request. The survey must show at least the same amount of Land as depicted in the Plans. Survey discrepancies of any nature must be corrected or waived by the Bank. Survey will not be required if Title Insurer will issue policy without exceptions to surveys;

     (b) One copy of a recent survey of that part of the Land, generally in the form of a subdivided lot subject to the applicable Deed of Trust, signed and certified by a registered engineer or land surveyor acceptable to the Bank and complying with the requirements of 3.6(a) above relating to said lot;

     (c) The surveyor should provide a flood hazard certification to the Bank that improvements will not be located in an area designated as a Zone V or Zone A flood hazard area. In the event that any portion of the Property on which any improvements are to be constructed is located in a federally designated flood hazard area, a flood hazard insurance policy from an insurance company providing insurance acceptable to the Bank and naming the Bank as a loss payee shall be delivered at closing to Bank.

     3.7 Liability Insurance. Policies or-certificates of liability insurance coverage as to Borrower. The coverage types and amounts must be reasonably satisfactory to the Bank and satisfactory evidence of premium payments must also be provided.

     3.8 Authority Documents of the Borrower and Guarantor. For each of the Borrower and the Guarantor: (a) certificates of good standing from the Secretary of State of North Carolina and the Secretary of State of their respective states of incorporation; and (b) borrowing resolutions in form and substance acceptable to the Bank.

     3.9 Attorney's Opinion. Upon request, and initially at the Closing Date, the written opinion of counsel to the Borrower and the Guarantor acceptable to Bank and Poyner & Spruill, L.L.P., its special counsel.

     3.10 Compliance with Laws. Upon request, and initially at the Closing Date, evidence that the Land and the intended uses of the Land are in compliance with all applicable laws, regulations and ordinances. Such evidence may include letters, licenses, permits, certificates and other correspondence from the appropriate Governmental Authorities, and opinions of Borrower's counsel or other counsel. The laws, regulations and ordinances with which





                                       5.
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compliance should be evidenced include, without limitation, the following:
health and environmental protection laws, erosion control ordinances, private sewer plant laws and regulations, doing business and/or licensing laws and zoning laws (the evidence submitted as to zoning should include the zoning designation made for the Land, the permitted uses of the Land under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks).

     3.11 Taxes. Evidence that the Land is, or will be, assessed for tax purposes and information as to tax identification numbers, tax rates, estimated tax values and the identities of the taxing authorities; and evidence that all taxes and assessments affecting the Property or any part thereof, due and payable as to prior years, have been discharged or paid in full whether or not such items are confirmed, payable in installments or constitute a lien against the Property or any part thereof.

     3.12 Utilities. Upon request of Bank, evidence of the availability and suitability of the water and sewer utilities needed to properly serve the Property and each lot financed in its intended use.

     3.13 Plans and Specifications. Two sets of the Plans. The Plans must have been approved in writing by Borrower and certified by an engineer or registered land surveyor.

     3.14

     3.15 Subdivision Plat. A copy of the recorded subdivision plat for the Property or for each phase of development, which must comply with the requirements of all applicable subdivision ordinances.

     3.16

     3.17      Environmental Audit.

     3.18 Miscellaneous. All other Loan Documents or items that are customarily provided in loan transactions of this type.

     3.19 No Default. No uncured Event of Default, as hereafter defined, nor any event which, upon notice or lapse of time, or both, would constitute an Event of Default, shall exist.

     3.20 Adverse Change. No default shall have occurred and be continuing to the performance of any obligation in the instrument evidencing or securing the loan or incidental thereto.

     3.21 Loan Fees. The Bank shall have received from the Borrower, nonrefundable loan fees required herein.

     3.22 Appraisal. Prior to closing the Bank will receive two copies of an original appraisal of the Property performed by an appraiser acceptable to the Bank, complying with all applicable FDIC, USPAP and FIRREA standards, and in form and substance satisfactory to the Bank. The Borrower shall pay the cost of the appraisal.

     3.23 Survey. Upon request of the Bank, a foundation survey for the Improvements acceptable to Bank.

                                   ARTICLE IV

                     Conditions Precedent to Disbursements
                        Following the First Disbursement

     4.1 Periodic Disbursements. The Bank shall not be obligated to make any Loan disbursements after the first disbursement until all of the following conditions have been satisfied:

              (a) All of the conditions stated in Article III hereof remain satisfied, including submission of a Draw Request.





                                       6.
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              (b)    No lien or other interest shall have been permitted to
         attach to the Property superior to the interest off the Bank under any of the Deeds of Trust, except taxes for the current year, mechanics lien claims bonded over within twenty (20) days after filing, and other matters acceptable to the Bank.

              (c) Development of the Land and installation of the Improvements has been in accordance with the Plans.

              (d) The Title Policy insurer shall have agreed to issue to the Bank an endorsement to the Title Policy or have otherwise agreed to insure that since the last preceding disbursement, there has been no change in the state of the title to the Property, there are no liens which may take priority over the disbursement to be made and there are no survey exceptions not theretofore approved by the Bank in writing; provided, that such endorsements shall not be required prior to each Loan disbursement if Borrower obtains and submits to the Bank a title insurance policy that automatically provides title insurance coverage for the full amount of the outstanding principal balance without the necessity of such title updates and endorsements to the policy.

              (e) Certified copies of grading and other permits necessary to make the improvements contemplated herein.

              (f) A copy of the construction budget projecting the cash disbursements and build-out schedule.

              (g) At the time of each disbursement: (i) the Bank is satisfied with the progress of construction; and (ii) in the reasonable opinion of the Bank, the estimated remaining cost of developing the Land and constructing and installing the Improvements does not exceed the balance of the Loan to be disbursed.

     4.2 Final Construction Disbursements. The Bank shall not be obligated to make the final disbursement under the Loan until all of the following additional conditions have been satisfied:

              (a) The Land development and installation of the Improvements have been fully completed in accordance with the Plans and certificates as to strict completion in accordance with the approved Plans have been issued by the General Contractor.

              (b) The Title Policy insurer shall have agreed to issue to the Bank the Title Policy or endorsement thereto insuring the principal balance of the Loan after such final disbursement and containing only exceptions for possible mechanics' lien claims bonded over within ten
         (10) days after filing or other exceptions approved by the Bank, provided, that such endorsements shall not be required prior to each Loan disbursement if Borrower obtains and submits to the Bank a title insurance policy that automatically provides title insurance coverage for the full amount of the outstanding principal balance without the necessity of such title updates and endorsements to the policy.

              (c) Upon request, as an as-built survey of the individual lot secured by the Deed of Trust, containing no exceptions unacceptable to Bank.

                                   ARTICLE V

                                    Releases

     5.1     Release Terms and Fees.

         So long as no uncured Event of Default, as hereinafter defined, nor any event which, upon the giving of notice or the lapse of time, or both, would constitute an Event of Default shall exist, and the Borrower requests the release of a subdivided lot (according to a plat recorded in the records of the Cabarrus County Public Registry) of the Land, then as appropriate, the





                                       7.
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lien of the Deed of Trust will be canceled or a parcel shall be released from the lien of the Deed of Trust upon repayment of the Advance Note and submission to the Bank of documents acceptable to Bank.

                                   ARTICLE VI

              Borrower's Representations. Warranties and Covenants

         In order to induce the Bank to enter into this Agreement and the other Loan Documents herein provided for, the Borrower and the Guarantor represent, warrant and covenant with the Bank (which covenants, representations and warranties shall survive the delivery of the Loan Documents and the making of the Loan) as follows:

     6.1 Guarantor is and will continue to be a duly organized and existing corporation created under the laws of the State of Massachusetts and in good standing and qualified to do business to the extent necessary in the State of Massachusetts and North Carolina, and in all other jurisdictions where the nature of the business transacted by it, or the ownership of its property, makes such licensing or qualification necessary. Guarantor's headquarters and principal place of business is presently located in Boca Raton, Florida. Guarantor has as of the date hereof and will continue to have, all requisite power and authority to own its assets and to carry on its business.

     6.2 Borrower is and will continue to be a duly organized and existing corporation created under the laws of the State of Delaware and in good standing and qualified to do business to the extent necessary in the States of Delaware and North Carolina and in all other jurisdictions where the nature of the business transacted by it, or the ownership of its property, makes such licensing or qualification necessary. Borrower's headquarters and principal place of business is presently located in Florida. Borrower has as of the date hereof, and will continue to have, all requisite power and authority to own its assets and to carry on its business.

     6.3 All financial statements delivered by Borrower and Guarantor to Bank have been prepared in conformity with generally accepted accounting principles and fairly present the financial condition and the results of operations of Borrower and Guarantor at the times and for the periods therein stated, and, between the date of the financial statements for the year ended December 31, 1993, and the date of this Agreement, there has been no material adverse change in the financial condition, the operations or any other status of Borrower. There are no liabilities, direct or indirect, fixed or contingent, as of the date of such financial statements, not disclosed by such financial statements, which are required to be disclosed pursuant to generally accepted accounting principles.

     6.4 Capacity and Standing. Borrower and Guarantor are, and as of the date of each Advance Note will be, each duly authorized under all applicable provisions of law to execute and deliver the Advance Notes or the Guaranty and to execute, deliver and perform this Agreement and all other Loan Documents to which the Borrower or the Guarantor is a party, and all action on its part required for the lawful execution, delivery and performance thereof has been duly taken; and this Agreement, said Advance Notes and all other Loan Documents to which the Borrower or the Guarantor is a party have been duly authorized, executed and delivered and constitute the legal, valid and binding instruments and obligations of the Borrower and the Guarantor enforceable with their terms.

     6.5 Violation of Other Agreements. Neither the execution of this Agreement or any other Loan Document to which the Borrower or Guarantor is a party, nor the creation or issuance of the Loan Documents nor the fulfillment of or compliance with their provisions and terms, will conflict with or violate any provision of law, other agreement, indenture, note, or other instrument binding upon the Borrower or Guarantor or any Subsidiary of either, or give cause for the acceleration of any obligations of the Borrower or Guarantor.

     6.6 Authority. All authority from and approval by any governmental body, commission, or agency, State or Federal, necessary to the making or validity of this Agreement or the Advance Notes has been obtained.

     6.7 Asset Ownership. The Borrower and Guarantor have good and marketable title to all of their respective properties and assets reflected on the Balance Sheets and Financial Statements supplied to the Bank by the Borrower and Guarantor.





                                       8.

     6.8 Discharge of Liens and Taxes. Borrower and Guarantor have filed all Federal, state and local franchise and income tax returns required to be filed by them and all taxes shown thereon have been paid, and no controversy in respect of additional income taxes, state or Federal, of Borrower or Guarantor is pending or, to the knowledge of Borrower or Guarantor, threatened.

     6.9 Litigation. There is no pending or threatened orders, claims, actions, investigations or proceedings against or affecting the Borrower or the Guarantor before any court arbitrator or governmental or administrative body or agency, which may materially adversely affect the financial condition, operations, properties, or business of the Borrower, Guarantor or the ability of the Borrower or the Guarantor to perform its obligations under this Agreement whether or not covered by insurance. Attached hereto as Exhibit 6.9 is a summary of all material litigation, proceedings and actions pending against either Borrower or Guarantor.

     6.10 Compliance with Laws. Except as to minor or technical violations which do not impact on operations, the Borrower and the Guarantor have each complied with, and is in compliance with, all applicable laws, rules and regulations with respect to: (1) any restrictions, specifications, permits, or other requirements pertaining to or services that each performs; (2) the conduct of its business; and (3) the use, maintenance, and operation of the real and personal properties owned by it or leased by it in the conduct of its business.

     6.11 Solvency. Borrower (i) now has, and after giving effect to each disbursement will have, capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage,
(ii) is and will be able to pay its debts as they mature and (iii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

     6.12 Default. As of the Closing Date, there does not exist any Default or Event of Default hereunder.

     6.13 Existing Indebtedness. Neither the Borrower nor the Guarantor are in Default with respect to any existing Indebtedness.

     6.14 Development. Borrower will continue conscientiously the development of the Land and the installation of the Improvements subject to the phasing of the project consistent with the plans delivered to the Bank; and, in any event, will complete the development in substantial compliance with the Plans and in compliance with the requirements of all governmental authorities, free and clear of liens or claims of liens for material supplied or for labor services performed in connection with the construction of the Improvements except for those mechanics' lien claims bonded over within ten (10) days after filing.

     6.15 Payment of Contractors. Borrower will advise the Bank in writing immediately if Borrower receives any notice, written or oral, from any laborer, contractor, subcontractor or material furnisher to the effect that said laborer, contractor or material furnisher has not been paid for any labor or materials furnished to or in the Property. Borrower will deliver to the Bank within ten days of request, any contracts, bills of sale, statements, receipted vouchers or agreements, under which Borrower claims title to any materials, fixtures or articles used in the development of the Land or the installation of the Improvements.

     6.16 Compliance with Plans. Borrower will not permit any material deviations by any contractor(s) from the Plans.

     6.17 Subcontractors. Borrower will deliver to the Bank, upon request, the names of persons with whom General Contractor has contracted or intends to contract for the development of the Land and the installation of the Improvements or for the furnishing of labor or materials there for.

     6.18 Inspection. Borrower will permit the Bank and its authorized agents to enter upon the Land during normal working hours and as often as the Bank desires, for the purpose of inspecting the construction of the Property.

     6.19 Fees and Expenses. Whether or not the Loan is made, or all funds disbursed hereunder, Borrower agrees to pay all expenses incurred by the Bank, or by Borrower in order to meet the Bank's requirements, in





                                       9.

connection with the Loan (pre- and post-closing), including (without limitation) fees for recording, title insurance premiums, property taxes, document and intangible taxes, the Construction Inspector's fees, and such legal fees as are incurred by the Bank in connection with the making of the Loan, drafting of any Loan Documents, and the enforcement of the Bank's rights hereunder. Such legal fees shall be based on the actual amount of time expended in enforcing the Bank's rights, at the usual hourly rates of Bank's attorneys notwithstanding the provisions of Section 6-21.2 of the North Carolina General Statutes. The Bank may pay any such amounts and, if Borrower shall not reimburse the Bank therefor, the Bank shall in its discretion advance these funds under the Advance Notes or add the same to the unpaid principal of the Loan and these amounts shall bear interest at the rate specified in the Advance Notes.

     6.20 Use of Loan Funds. Borrower shall use all Loan proceeds disbursed to Borrower solely in payment of costs incurred in connection with acquiring, financing and developing the Land and installing the Improvements, in accordance with the cost breakdown approved by the Bank.

     6.21      Insurance and Taxes.

              (a) The Borrower covenants to maintain general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Land.

              (b) The Borrower agrees to deliver to the Bank, as additional security hereto, the original policy of such insurance as is required by the Bank, or original certificates thereof accompanied by certified copies of the policies pursuant to subsections (a) hereof and of any additional insurance which shall be taken out upon the Land while any part of the Loan shall remain unpaid. Renewals of such policies shall be so delivered at least ten (10) days before any such insurance shall expire. The insurance policies are to be in form, for such amounts and from such insurance companies as are satisfactory to the Bank. The Borrower hereby assigns the proceeds of any such casualty insurance policies to the Bank and hereby directs and authorizes each insurance company to make payment for such loss directly to the Bank.

              (c) Upon the request of the Bank, the Borrower shall submit to the Bank such receipts and other statements which shall evidence, to the satisfaction of Bank, that all taxes, assessments and insurance premiums have been paid in full.

     6.22 Affirmative Covenants. The Borrower (and where applicable the Guarantor) covenants and agrees that from the date hereof and until payment in full of the principal of and interest under the Loan, the Borrower and the Guarantor each will:

              (a) Preserve and maintain its existence in good standing in the state of its formation, and qualify and remain qualified in each jurisdiction in which such qualification is required;

              (b) Keep adequate records and books of account, in which complete entries will be made in accordance with Generally Accepted Accounting Procedures consistently applied, reflecting all financial transactions of the Borrower and Guarantor;

              (c) Maintain, keep and preserve all of its properties (tangible and intangible), including without limitation the Land and Improvements necessary or useful in the conducting of its business in good working order and condition, and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management;

              (d) Continue to engage in an efficient and economical manner in a business of the same general type as now conducted;

              (e) Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, which insurance may provide for a reasonable deductible;





                                      10.

              (f) Comply in all respects with all applicable laws, rules, regulations, and orders to include, without limitation, paying before the delinquency of, all taxes, assessments, and governmental charges imposed upon it or upon its property;

              (g) Permit the Bank, at any reasonable time, to examine and make copies of the financial information reasonably requested from the Borrower, and to visit the properties of the Borrower, and upon reasonable advance notice to discuss its affairs, finances and accounts with the officers of the General Partner of the Borrower.

              (h) Promptly pay, or cause to be paid, (i) all income and ad valorem or other property taxes, assessments and other governmental charges which may lawfully be levied or assessed against the Borrower,
         (ii) any lawful claims for labor, material and supplies, and (iii) any and all amounts required to be paid to all federal, state, local and other taxing authorities in respect of employee withholdings, except those being contested in good faith and against which deposits satisfactory to Bank shall be deposited with it.

              (I) (i) Make full and timely payment of the principal of and interest on the Advance Notes and all other Indebtedness due Bank whether now existing or hereafter arising; and (ii) duly comply with all the terms and covenants contained in this Agreement and all other Loan Documents;

              (j) Borrower shall pay when due, declared due or within 30 days of the end of applicable grace periods (provided for in loan documents signed by the creditor) all Indebtedness for money borrowed due Persons other than the Bank.

              (k) Conform to and duly observe all laws with respect to the conduct of its business;

              (l) Upon an officer of the Guarantor or the Borrower obtaining knowledge of any material litigation, dispute or proceedings being instituted or threatened against the Borrower or the Guarantor or any attachment, levy, execution or other process being instituted against any assets of the Borrower or the Guarantor, promptly deliver to the Bank a certificate of a duly authorized officer stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

              (m) As soon as practical and in any event not later than one hundred twenty (120) days after the end of each fiscal year, each Borrower and the Guarantor will deliver to the Bank its annual financial statements including balance sheets as at the end of such fiscal year, and the notes (if any) thereto, and the related statements of income and the notes (if any) thereto, and of changes in financial position for such fiscal year, all prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis. The financial statements of Borrower may be internally prepared. The financial statements of Guarantor shall be audited and contain an opinion acceptable to the Bank of nationally recognized independent certified public accountants selected by the Borrower and acceptable to the Bank, which approval will not be unreasonably withheld;

              (n) Not later than one hundred twenty (120) days after the end of the Guarantor's fiscal year, a copy of its filed 10-K;

              (o) As soon as practical and in any event not later than forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter) of each fiscal year, the Guarantor will deliver to the-Bank its quarterly balance sheet, income and cash flow statements, prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis and within sixty (60) days after the end of each fiscal quarter of the Guarantor (other than the last fiscal quarter) the filed 10-Q of the Guarantor;

              (p) Together with each delivery of financial reports required by the above Sections, the Borrower will deliver to the Bank a certificate signed by the Borrower stating that: (i) to the best of its knowledge, the Borrower has kept, observed performed and fulfilled each and every agreement binding on it contained





                                      11.

         in the Loan Documents and is not at the time in default in the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions of any of the Loan Documents and that no Event of Default specified in Article VII hereof (or event which, with notice or lapse of time or both, would constitute such Event of Default) has occurred, and that there is no pending action, suit or other proceeding which challenges the validity or enforceability of this Loan Agreement, the Guaranty or the Advance Notes or, if such action, suit, proceeding, event or Event of Default exists or would occur, as the case may be, stating the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto; (ii) the income statements hereof have been prepared in accordance with Generally Accepted Accounting Principles and present fairly the operations of the Borrower for the respective periods covered thereby, subject only to normal, recurring year-end adjustments; and (iii) each of the representations and warranties of the Borrower and the Guarantors contained in the Loan Documents are true and correct on and as of the date of delivery of such financial statements and is reaffirmed on behalf of the Borrower and the Guarantor;

              (q) Promptly, from time to time, the Borrower will deliver to the Bank such other information regarding its operations, business affairs and financial condition as the Bank may reasonably request within fifteen (15) days of any such request. The Bank is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Bank to any regulatory authority having jurisdiction over the Bank;

              (r) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its limited partnership existence, rights and franchises;

              (s) The Borrower will at all times keep its insurable properties insured to such extent and against such risks, including, without limitation, property insurance, public liability insurance, worker's compensation and other insurance required by law, as is customary with operations of comparable size in the same or similar business unless higher limits or other types of coverage are reasonably required in writing by the Bank; and

              (t) The Borrower and the Guarantor will comply with, or cause to be complied with, all applicable local, state and federal laws, rules and regulations relating to all of their respective activities.

                                  ARTICLE VII

                               Events of Default

         The following shall be Events of Default hereunder by Borrower or
Guarantor:

     7.1 The failure to make payment of any amount of principal of, or interest on any of the Advance Notes or the Loan Documents;

     7.2 Any representation or warranty made in this Agreement or the Loan Documents which shall prove to be false or misleading in any material respect;

     7.3 Any report, certificate, financial statement or other document furnished in connection with this Agreement, with the Advance Notes or the Loan Documents shall prove to be false or misleading in any material respect;

     7.4 If the Borrower shall not pay when due or declared due all Indebtedness for money borrowed due Persons other than the Bank;

     7.5 The breach or Default of any other covenant, condition, or agreement of payment or performance made by the Borrower or Guarantor pursuant to this Agreement, or any of the Loan Documents;

     7.6 The liquidation or dissolution of the Borrower or the Guarantor or suspension of the business of the Borrower or the Guarantor or filing by the Borrower or the Guarantor of a voluntary petition or an answer seeking





                                      12.

reorganization, arrangement, readjustment of its or their debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of the Borrower or any Guarantor indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; or the application by the Borrower or the Guarantor for, or the appointment by consent or acquiescence of, a receiver, a trustee or a custodian of the Borrower or the Guarantor or for all or a substantial part of its property; or the making by the Borrower or the Guarantor of an assignment for the benefit of creditors; or the failure of the Borrower or the Guarantor or the admission by the Borrower or the Guarantor in writing of its inability to remain Solvent;

     7.7 The filing of an involuntary petition against the Borrower or the Guarantor in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Borrower or the Guarantor or for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or the Guarantor;

     7.8 Any provision of this Agreement shall at any time for any reason cease in any material respect to be valid and binding on any Borrower, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over any Borrower seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that it has any liability or obligation under this Agreement;

     7.9 Any other Event of Default under or as defined in the Loan Documents, the Guaranty Agreement, the Security Agreement or any other related document shall have occurred;

     7.10 Any of the security interests or liens created by the Loan Documents shall for any reason cease to be valid and perfected, security interests or mortgage liens in favor of the Bank;

     7.11 Beginning with the time the Bank makes an advance under the Advance Note, Borrower fails to keep the Property (described in the Deed of Trust for which the advance is made) free and clear of all encumbrances, liens, deeds of trust, security interests and secondary financing, except as may be approved in writing by the Bank in advance;

     7.12 Unless otherwise authorized by terms of Loan Documents any material change in the ownership, membership or control of the Borrower or any sale, transfer or conveyance, whether voluntary or involuntary, of the Property or any portion thereof without the prior written consent of the Bank; or

                                  ARTICLE VIII

                         The Bank's Rights and Remedies

         The following rights and remedies are available to the Bank:

     8.1 Acceleration. Upon the occurrence of an Event of Default, the entire unpaid principal balance of the indebtedness of the Borrower to the Bank evidenced by this Loan Agreement and each Advance Note, and all accrued interest thereon shall, at the option of the Bank and without advance notice to Borrower, become immediately due and payable. In addition, upon acceleration, any and all other obligations of Borrower to the Bank shall be immediately due and payable.

     8.2 Completion of Construction. Effective upon the occurrence of an Event of Default, Borrower hereby assigns to the Bank all of Borrower's interest in contracts relating to the development of the Land and the installation of the Improvements, but this assignment shall not, in the absence of affirmative ratification of such contracts by the Bank, be deemed to impose upon the Bank any of Borrower's obligations under any such contract. Borrower hereby constitutes and appoints the Bank its true and lawful attorney-in-fact; with full power of substitution in the premises to complete the Improvements in the name of the Borrower. Borrower hereby empowers





                                      13.

said attorney as follows: (a) to use any funds of Borrower, including any funds which may remain undisbursed hereunder, for the purpose of completing the development of the Land and the installation of the Improvements in the manner called for by the Plans; (b) to make such additions, changes, and corrections in the Plans as shall be necessary or desirable to complete the development and installation; (c) to employ such contractors, subcontractors, agents, architects, engineers and inspectors as shall be required for said purposes;
(d) to pay, settle, or compromise all existing bills and claims which may be liens against the Land or Improvements, or as may be necessary or desirable in the sole discretion of the Bank for the completion of the development and installation or for clearance of title; (e) to take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Land or Improvements; (f) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents;
(g) to prosecute and defend all actions or proceedings in connection with the Property or the construction of the Improvements and to take such action and require such performance as the Bank shall deem necessary under any performance or payment bond; and (h) to do any and every act with respect to completion of the development and installation or the closing of any permanent financing which Borrower might do on its own behalf including, without limitation, execution acknowledgment, and delivery of all instruments, documents, and papers in the name of Borrower as may be necessary or desirable in the sole discretion of the Bank. It is further understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked. All sums so expended by the Bank shall be deemed to have been disbursed to Borrower and secured by the Deed of Trust and any other Loan Documents. Borrower hereby also assigns and quitclaims to the Bank all sums undisbursed under the Loan, such assignment and quitclaim to be effective only in case of Borrower's default.

     8.3 Disputes. After an Event of Default hereunder or upon request by the Borrower to the Bank, the Bank may agree to disburse Loan funds for the account of Borrower without prejudice to Borrower's rights, if any, to recover said funds from the party to whom paid. Such agreement or agreements may take the form which the Bank in its discretion, deems proper, including, but without limiting the generality of the foregoing, agreements to indemnify (on behalf of Borrower and/or for the Bank's own account) any title insurer against possible assertion of lien claims, agreements to pay disputed amounts and the like. All sums paid or agreed to be paid pursuant to such undertaking shall be for the account of Borrower, and Borrower agrees to reimburse the Bank for any such payments made upon demand therefor, with interest at the rate applicable under the Advance Notes from the date of payment until date of reimbursement. Such disbursements are secured by the Deed of Trust and by all other Loan Documents which are applicable.

     8.4 Remedies Cumulative: Nonwaiver. All remedies of the Bank provided for herein or in the other Loan Documents are cumulative and shall be in addition to any and all other rights and remedies provided or available under the Loan Documents, at law or in equity. The exercise of any right or remedy by the Bank hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Advance Notes, the Deed of Trust or any Loan Document, or invalidate any act done pursuant to any notice of default, or prejudice the Bank in the exercise of any of its rights hereunder or under the Advance Notes, the Deed of Trust or any Loan Document, or invalidate any act done pursuant to any notice of default, or prejudice the Bank in the exercise of any of its rights hereunder or under the Advance Notes, the Deed of Trust or any applicable Loan Document, unless, in the exercise of said rights, the Bank realizes all amounts owed to it under the Advance Notes, the Deed of Trust, and other Loan Documents.

     8.5 No Liability of the Bank. Whether or not the Bank elects to employ any or all remedies available to it in the Event of Default, the Bank shall not be liable for the development of the Land or the installation of or failure to install or complete or protect the development or installation of the Improvements or for payment of any expense incurred in connection with the exercise or any remedy available to the Bank or for the completion of the development of the Land or the installation of Borrower as may be necessary or desirable in the sole discretion of the Bank. It is further understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked. All sums so expended by the Bank shall be deemed to have been disbursed to Borrower and secured by the Deed of Trust and any other Loan Documents. Borrower hereby also assigns and quitclaims to the Bank all sums undisbursed under the Loan, such assignment and quitclaim to be effective only in case of Borrower's default.



                                      14.

     8.6 Security Interest. It is understood and agreed that the Bank shall have and enjoy and is hereby granted a lien on and a security interest in, any and all reserves, deferred payments, undisbursed loan proceeds, insurance refunds, impound accounts, refunds for overpayment of any kind, and any surplus of withheld funds resulting from the invalidity of "stop notice" claims or the failure of claimants to prosecute their claims to judgment, to the extent the same arise out of or occur in connection with the Loan, and such lien and security interest shall constitute additional security for the indebtedness of Borrower evidenced by the Advance Notes, and upon the occurrence of any default hereunder the Bank shall have and possess any and all remedies of a secured party provided by law with respect to enforcement of recovery on its security interest on such items and amounts.

                                   ARTICLE IX

                               General Conditions

         The following conditions shall be applicable throughout the term of this Loan Agreement:

     9.1 Waivers. No waiver of any Event of Default or breach by Borrower hereunder shall be implied from any delay or omission by the Bank to take action on account of such default, and no express waiver shall affect any default other than the default specified in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers of any covenants, terms or conditions contained herein must be in writing and shall not be construed as a waive of any subsequent breach of the same covenant, term or condition. The consent or approval by the Bank to or of any act by Borrower requiring further consent of approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent or similar act. No single or partial exercise or any right or remedy of the Bank hereunder shall preclude any further exercise thereof or the exercise of any other or different right or remedy.

     9.2 Benefit. This Loan Agreement is made and entered into for the sole protection and benefit of the Bank and the Borrower, their successors and assigns, and no other person or persons shall have any right to action hereon or rights to the Loan funds at any time, nor shall the Bank owe any duty whatsoever to any claimant for labor performed or material furnished in connection with the development of the Land or the installation of the Improvements, or to apply any undisbursed portion of the Loan to the payment of any such claim, or to exercise any right or power of the Bank hereunder or arising from any default by Borrower. Upon the sale or encumbrance of the Property by the Borrower, if prior to the maturity date of any of the Advance Notes, all principal and interest then outstanding shall be due and payable.

     9.3 Assignment. The terms hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that Borrower shall not assign this Loan Agreement or any of its rights, interests, duties or obligations hereunder or any moneys to be advanced hereunder in whole or in part without the prior written consent of the Bank. Any such assignment (whether voluntary or by operation of law) without Bank's consent shall be void.

     9.4 Terms. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

     9.5 Governing Law. This Loan Agreement and the other Loan Documents and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina. The Borrower and the Guarantor each hereby submits to the jurisdiction of the State and Federal courts located in North Carolina and agree that the Bank may, at its option, enforce its rights under the Loan Documents in such courts.

     9.6 Deposit Accounts. All deposit and operating accounts of the Borrower relating to the Project will be deposited with Bank. Pertaining only to BBT transactions.





                                      15.

     9.7 Savings Clause. Invalidation of any one or more of the provisions of this Loan Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

     9.8 Execution in Counterparts. This Loan Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Loan Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     9.9 Captions. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Loan Agreement nor the intent of any provision hereof.

     9.10 Notices. All notices required to be given hereunder shall be in writing and shall be deemed served twenty-four (24) hours after deposit in registered, certified, or first-class United States mail, postage prepaid, addressed to the parties as follows:

         to Borrower:                      Patten Homes, Inc.
                                           9515 Millen Drive
                                           Harrisburg, NC 28075





                                      16.

         IN WITNESS WHEREOF, parties hereto have caused these presents to be executed as of the day and year first above written.


                                     BRANCH BANKING AND TRUST COMPANY



                                     By:  Gilbert Harper
                                          -------------------------------------
                                          Vice President


                                     PATTEN HOMES, INC.

ATTEST:


Daniel C. Koscher                    By:  Patrick Rondeau
- - - - -----------------------------             -------------------------------------
Ass't Secretary                           President

(CORPORATE SEAL)

                                     PATTEN CORPORATION

ATTEST:


Daniel C. Koscher                    By:  Patrick Rondeau
- - - - -----------------------------             -------------------------------------
Ass't Secretary                           President

(CORPORATE SEAL)



                                      17.